UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 8, 2022

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 S. Capital of Texas Highway, Building 1, Suite 330, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 716-0808

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	ITI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 8, 2022, Iteris, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The total number of shares of the Company’s common stock represented in person or by proxy at the Annual Meeting was 36,270,989 or 85.19% of the issued and outstanding shares as of the record date for the Annual Meeting. At the Annual Meeting, the Company’s stockholders (i) elected the five persons set forth below under “Proposal One: Election of Directors” to the Company’s Board of Directors; (ii) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023.

The detailed voting results on matters submitted to a vote of the stockholders at the Annual Meeting were as follows:

Proposal 1:  Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes
J. Joseph (“Joe”) Bergera	20,671,236	4,569,624	363,358	10,666,771
Gerard M. Mooney	16,269,936	8,912,739	421,543	10,666,771
Laura L. Siegal	16,753,458	8,401,162	449,598	10,666,771
Thomas L. Thomas	15,194,219	10,045,456	364,543	10,666,771
Dennis W. Zank	17,075,995	8,164,825	363,398	10,666,771

Proposal 2:  Advisory Vote Regarding Executive Compensation

For	Against	Abstain	Broker Non-Votes
18,841,852	6,697,109	65,257	10,666,771

Proposal 3:  Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023

For	Against	Abstain	Broker Non-Votes
34,538,294	1,261,074	471,621	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2022
ITERIS, INC., a Delaware corporation

	By:	/S/ DOUGLAS L. GROVES
Douglas L. Groves
Chief Financial Officer